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                                                                   EXHIBIT 99.03

                         SUPPLEMENT AND AMENDMENT NO. 2

        THIS SUPPLEMENT AND AMENDMENT NO. 2 ("AMENDMENT") is made and entered into as of the 18th day of December, 1998, by and between MIDWEST REAL ESTATE HOLDINGS LLC ("LANDLORD") and RETEK INFORMATION SYSTEMS, INC. (the "TENANT").

        WHEREAS, Tenant and Landlord's predecessor in interest, Midwest Real Estate Holdings, Inc., entered into a lease agreement dated May 30, 1997 ("LEASE"), as amended November 30th, 1998 (the "FIRST AMENDMENT") (collectively the "LEASE AGREEMENT") pertaining to certain premises ("PREMISES"), in the East and West Towers of the building located at 800 Marquette Avenue and 801 Nicollet Mall, Minneapolis, Minnesota 55402 ("BUILDING"); and

        WHEREAS, Tenant desires to lease additional space within the Building by modifying and amending the First Amendment, which Landlord is willing to do, subject to the terms hereafter set forth.

        NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Amendment is hereby supplemented, amended and modified as follows:

        1. Defined Terms. All defined terms or phrases as utilized herein (and identified by the use of initial capitalized letters) shall have the meanings ascribed to them in the First Amendment, or if not so defined therein, then in the Lease, unless otherwise defined herein.

        2. 12W Space. Paragraphs 3 through 5 of the First Amendment are hereby revised by restating them in there entirety as follows (with language removed therefrom shown by "strikeout" and new language shown by "double underlining"):

               "3. 12W Space. As of the "12W Effective Date" (as defined below), the Premises shall be further expanded to add thereto that certain space consisting of approximately 12,270 square feet of rentable area located on the 12th floor of the West Tower of the Building, consisting of the entire 12th floor of the West Tower, as more fully set forth on Exhibit A-1 attached hereto (the "12W SPACE"). Thus, the Premises as of the 12W Effective Date shall be increased from 50,457 square feet to 62,727 rentable square feet of area.

               "4. 4W Space. As of the "4W Effective Date" (as defined below), the Premises shall be expanded to add thereto that certain space consisting of approximately 7,244 square feet of rentable area located on the 4th floor of the West Tower of the Building, known as Suite 420 and Suite 460, as more fully set forth on Exhibit A-2 attached hereto (the "4W SPACE"). Thus, the Premises as of the 4W Effective Date shall be increased from 62,727 square feet to 69,971 rentable square feet of area.


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               "5. 17W Space. If and only if Tenant notifies Landlord in writing prior to 12:01 P.M. Central Standard Time on December 31, 1998, time being of the essence, that it is electing to exercise its rights under this Paragraph (the "17W OPTION NOTICE"), then as of the "17W Effective Date" (as defined below), the Premises shall be further expanded to add thereto that certain space consisting of approximately 12,321 square feet of rentable area located on the 17th floor of the West Tower of the Building, known as Suite 1700, as more fully set forth on Exhibit A-3 attached hereto (the "17W SPACE"). Thus, the Premises as of the 17W Effective Date shall be increased from 69,971 square feet to 82,292 rentable square feet of area. The 3W Space, 4W Space, 12W Space and (if Tenant gives the 17W Option Notice) 17W Space shall collectively be referred to herein as the "ADDED SPACE". If Tenant does not timely give the 17W Option Notice, the 17W Space shall not become part of the Added Space, however Tenant shall continue to have the rights to Suite 1700 as set forth in Article 32 of the Lease. Whether Tenant does or does not timely give the 17W Option
               Notice, Tenant shall continue to have the rights to the 18th floor of the Building as set forth in Article 32 of the Lease."

In addition Exhibit A-1 attached to this Amendment shall be substituted in lieu of Exhibit A-1 attached to the First Amendment.

        3. 12W Allowance. Notwithstanding anything contained in the First Amendment to the contrary, in connection with this Amendment, Tenant agrees that the 12W Allowance as set forth in Paragraph 7 of the First Amendment shall be reduced by $30,000.00.

        4. Minimum and Additional Rental. Tenant acknowledges that the Minimum and Additional Rental calculations set forth in Paragraphs 16 and 17 of the First Amendment shall incorporate and utilize the square feet of the 12W space as increased by Paragraph 2 of this Amendment.

        5. Brokerage. Landlord acknowledges that the Leasing Commissions and PM Fee calculations set forth in Paragraph 19 of the First Amendment shall incorporate and utilize the square feet of the 12W space as increased by Paragraph 2 of this Amendment. Each of the parties represent and warrant that, except as set forth above, there are no claims for brokerage commissions or finder's fees in connection with this Amendment (collectively the "LEASING COMMISSIONS"), and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the costs of attorney's fees in connection therewith.

        6. Submission. The submission of an unexecuted copy of this document for review by Tenant shall not constitute an offer by Landlord. The execution of this document by Tenant and the submission to Landlord shall constitute an offer to Landlord which may be accepted only by Landlord executing and delivering a fully executed counterpart hereof to Tenant. This Amendment may be executed in counterparts, each evidencing, however, the single agreement between the parties.


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        7. Ratification. Except as is explicitly inconsistent, modified, supplemented or amended by the express terms hereof, the Lease and First Amendment are hereby ratified and confirmed.

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                                       LANDLORD:
                                       MIDWEST REAL ESTATE HOLDINGS LLC

                                       By: /s/ RICHARD E. STUDENT
                                          --------------------------------------
                                          Richard E. Student, Vice President

                                       By: /s/ FRANK J. DUTKE
                                          --------------------------------------
                                          Frank J. Dutke, Executive Vice
                                           President

                                       TENANT:
                                       RETEK INFORMATION SYSTEMS, INC.

                                       By: /s/ GREGORY A. EFFERTZ
                                          --------------------------------------
                                          Gregory A. Effertz, Executive Director,
                                            Finance and Administration
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                              CONSENT BY GUARANTOR

        The undersigned hereby consents to the above Supplement and Amendment No. 2. The undersigned hereby ratifies and confirms its continued obligations and liabilities under the Lease Guaranty dated June 2, 1997 with respect to the Lease Agreement, and hereby agrees that said obligations and liabilities shall be extended and amended to include the Lease Agreement as amended as set forth in this Supplement and Amendment No. 2 in the same manner as if the undersigned were re-executing the Guaranty with specific reference to the Lease Agreement as amended by this Amendment No. 2.

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                                       GUARANTOR: HNC SOFTWARE INC.

                                       By: /s/ RAYMOND V. THOMAS
                                          --------------------------------------
                                          Raymond V. Thomas, Vice President,
                                            Finance and Administration and
                                            Chief Financial Officer

                                       Its:
                                           -------------------------------------
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